UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2012

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On January 16, 2012, Medivation, Inc. (the “Company” or “Medivation”) received notice from Pfizer Inc. (“Pfizer”) that it was exercising its right to terminate the Amended and Restated Collaboration Agreement (the “Agreement”) between the Company and Pfizer given the negative results in the Company’s CONNECTION and CONCERT trials of dimebon for the treatment of Alzheimer’s disease. Due to the negative results in the CONNECTION trial, Pfizer had the right to terminate the Agreement upon 180 days prior written notice to the Company under the terms of the Agreement. The termination of the Agreement will be effective July 14, 2012.

The Company and Pfizer entered into the Agreement on Octrober 20, 2008, pursuant to which the Company and Pfizer agreed to develop and commercialize dimebon for the treatment of Alzheimer’s disease and Huntington disease. Following the negative results from the HORIZON trial, the Company and Pfizer discontinued development of dimebon for Huntington disease in April 2011. Following the negative results from the CONCERT trial, the Company and Pfizer discontinued development of dimebon for all indications.

The foregoing is only a brief description of the Agreement, does not purport to be complete and is qualified in its entirety by refrence to the Agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and is incorporated herein by reference, and to the description of the Agreement included under the heading “Business—Our Dimebon Program—Pfizer Inc. Collaboration Agreement” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: January 20, 2012	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Office